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                                                                     EXHIBIT 3.4

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  ZENTEX CORP.

            Pursuant to the application provisions of the Delaware General Corporation Law, Zentex Corp. (the Corporations adopts the following Articles of Amendment to its "Certificate of Incorporation" by stating the following:

            FIRST: The present name of the Corporation is Zentex Corp.

            SECOND: The following amendments to its Certificate of Incorporation were adopted by majority vote of stockholders of the Corporation on October 28, 1996, in the manner prescribed by Delaware law,

                  1. Article FIRST is amended to read as follows:

                  Name. The name of this corporation shall be:

                        BRIGHTON TECHNOLOGIES CORPORATION

                  2. The Corporation has adopted a 3 to 1 reverse stock split of its shares of common stock outstanding as of November 11, 1996, decreasing the outstanding shares from 31,038,000 shares to 10,346,000 shares. Said reverse split shall to be effective with the commencement of business on November 11, 1996.

            THIRD: The number of shares of the Corporation outstanding and entitled to vote at the time of the adoption of said amendment was 31,038,000.

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            FOURTH: The number of shares voted for such amendments was
27,000,000 and the number voted against amendment was zero.

            IN WITNESS WHEREOF, Zentex Corp. has caused this Certificate of Amendment to be executed by Kit Kung, its authorized officer, on this 28th day of October, 1966.

                                         ZENTEX CORP.

                                         By: /s/ Kit Kung
                                             -----------------------------------
                                             Kit Kung, President


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